EXHIBIT 10(a)

SIXTH AMENDMENT AND FORBEARANCE AGREEMENT

THIS SIXTH AMENDMENT AND FORBEARANCE AGREEMENT (this "Agreement"), dated and effective as of the 31st day of March, 2003 (the "Effective Date"), is by and among SPEIZMAN INDUSTRIES, INC., a Delaware corporation ("Speizman"), SPEIZMAN YARN EQUIPMENT, INC., a South Carolina corporation ("Speizman Yarn"), WINK DAVIS EQUIPMENT COMPANY, INC., a Georgia corporation ("Wink Davis"), TODD MOTION CONTROLS, INC., a North Carolina corporation ("Todd Motion;" and together with Speizman, Speizman Yarn, Wink Davis and any future direct or indirect subsidiaries of Speizman or of any other entities listed above, the "Borrowers"), jointly and severally and their respective successors and assigns, and SOUTHTRUST BANK, an Alabama banking corporation ("Lender").

R E C I T A L S :

WHEREAS, Lender and the Borrowers entered into that certain Credit Facility Agreement dated as of May 31, 2000 (as heretofore or hereafter amended, extended, restated or renewed, the "Credit Agreement"), for the purpose of establishing a $17,500,000 Revolving Credit Facility and a $15,000,000 Letter of Credit Facility with the Lender in favor of the Borrowers. All capitalized terms used herein and not otherwise defined shall have the respective meanings thereunto ascribed in the Credit Agreement. All obligations, duties and liabilities of the Borrower from time to time existing under and pursuant to the Credit Agreement and the other Loan Documents are sometimes collectively referred to herein as the "Obligations"; and

WHEREAS, the parties amended the Credit Agreement pursuant to that certain Amendment and Forbearance Agreement dated as of the 13th day of November, 2000 (the "First Amendment"); and

WHEREAS, the parties further amended the Credit Agreement pursuant to that certain Second Amendment and Forbearance Agreement dated July 1, 2001 (the "Second Amendment"); and

WHEREAS, the parties further amended the Credit Agreement pursuant to that certain Third Amendment and Forbearance Agreement dated February 19, 2002 (the "Third Amendment"); and

WHEREAS, the parties further amended the Credit Agreement pursuant to that certain Fourth Amendment and Forbearance Agreement dated July 31, 2002 (the "Fourth Amendment"); and

WHEREAS, the parties further amended the Credit Agreement pursuant to that certain Fifth Amendment and Forbearance Agreement dated December 31, 2002 (the "Fifth Amendment;" and collectively with the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, the "Amendments");

WHEREAS, pursuant to the Amendments, Lender’s outstanding commitment under the Revolving Credit Facility has been reduced to $15,000,000 (subject to the borrowing base formula set forth in the Credit Facility as amended pursuant to the Amendments and herein, regarding availability under the Revolving Credit Facility), and the outstanding commitment under the Letter of Credit Facility has been reduced to $6,000,000; and

WHEREAS, the Borrowers have requested that the maturity of the Credit Facilities under the Credit Agreement be extended, that certain terms of the Credit Agreement be modified, and that Lender continue to forbear from taking remedial actions as a result of the Borrowers’ non-compliance with certain covenants and warranties in the Credit Agreement (as more particularly described in Section 2 below, the "Existing Noncompliance"); and

WHEREAS, the Lender is willing to accommodate the Borrowers and to continue the forbearance requested by the Borrowers, but only upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing Recitals, which the parties acknowledge to be true and correct in all material respects, the Borrowers and the Lender agree as follows:

1.     Certain Definitions. Notwithstanding any contrary meaning set forth in the Credit Agreement or in any other Loan Document, the following terms shall have the meanings hereunto ascribed:

"Existing Noncompliance" shall mean the Borrowers’ current and existing failure to comply with Sections 10.16, 10.17, 10.18 and 10.19 of the Credit Agreement, as heretofore set forth in Sections 4.01(a), (c) and (d) of the Second Amendment.

"Forbearance Period" shall mean the period of time commencing on the date of this Agreement, and ending on December 31, 2003, subject to an earlier termination of the Forbearance Period as provided in Section 3 of this Agreement.

"Obligations" shall collectively mean all indebtedness or other liabilities and obligations of the Borrowers to the Lender arising out of or secured by the Loan Documents, including, without limitation (i) the Borrowers’ obligation to repay the principal amount of the Loans with interest thereon as set forth in the Loan Documents, and (ii) the Borrowers’ obligation to pay all commitment fees, extension fees and other agreed charges in connection with the Loans, and (iii) the Borrowers’ obligation to pay certain legal fees, court costs and other costs of collection as set forth herein and in the other Loan Documents, and (iv) the Borrowers’ obligation to pay and discharge any and all liens or encumbrances upon or tax liabilities with respect to the collateral described in the Loan Documents, and (v) any and all indemnity obligations of the Borrowers in favor of the Lender set forth in any of the Loan Documents, and (vi) the Borrowers’ obligation timely to observe and perform all other covenants and agreements set forth in the Loan Documents.

2.     Forebearance by Lender. The Borrowers acknowledge and agree that by virtue of the Existing Noncompliance, the Lender is presently entitled to declare an Event of Default under the Credit Agreement and exercise its rights and remedies thereunder and under the related Loan Documents. In consideration of the representations, warranties, promises and covenants of the Borrowers set forth in this Agreement, and the contemplated future performance by the Borrowers of the terms hereof and of the other Loan Documents, the Lender hereby agrees that during the Forbearance Period (as defined below), Lender will not enforce or exercise any remedies available to it under the Loan Documents with respect to the Existing Noncompliance, and will not seek collection of the Loans from the Borrowers except as set forth herein.

3.     Termination of Forebearance Period. Notwithstanding the provisions of Section 2 above, the Forbearance Period shall automatically terminate without further notice to the Borrowers or any other person (all notice otherwise required by the Loan Documents or otherwise being hereby waived), if (i) any case or other proceeding is instituted by or against Borrower or any of the Guarantors under any state or federal law relating to the bankruptcy or insolvency of debtors, including, without limitation, the United States Bankruptcy Code, 11 U.S.C. § 101 et seq., or (ii) any material and substantial default, event of default or "Event of Default" (as defined in the Loan Documents), occurs under any of the Loan Documents other than the Existing Noncompliance, or (iii) any of the acknowledgments, warranties, or representations of Borrowers set forth herein shall be untrue or inaccurate in any material respect as of the date made, or (iv) any Borrower shall breach, default, or fail to perform any other obligation or agreement contained in this Agreement.

4.     Modification of Credit Facilities.

(a)     The Credit Facility No. 1 Termination Date is hereby extended to December 31, 2003. From the Effective Date of this Agreement through the Credit Facility No. 1 Termination Date, the Revolving Credit Commitment shall be a principal sum not to exceed the lesser of (i) $10,000,000.00 minus the amount outstanding under the Borrowers’ Automated Clearinghouse payroll facility with Lender, or (ii) the Borrowing Base Amount less the amount outstanding under the Borrowers’ Automated Clearinghouse payroll facility with Lender. The Borrowers hereby waive any further right to request that any standby letters of credit be issued under Facility No. 1. Facility No. 1 shall continue to be administered in accordance with Article II of the Credit Agreement, as amended by this Agreement.

(b)     The Credit Facility No. 2 Termination Date is hereby extended to December 31, 2003. From the Effective Date of this Agreement through the Credit Facility No. 2 Termination Date, the aggregate maximum principal face amount of Documentary Letters of Credit which may be outstanding at any one time shall not exceed the sum of $7,500,000.00, subject to reduction as provided in Section 3.1 of the Credit Agreement. Facility No. 2 shall continue to be administered in accordance with Article III of the Credit Agreement, as amended by this Agreement.

(c)     Immediately upon termination of the Borrowers’ existing Swap Agreement on June 3, 2003 (i) the Borrowers shall no longer be eligible for any further Swap Agreements, and (ii) all LIBOR Loans shall automatically be converted to Base Rate Loans. The Borrowers agree that, from and after the date hereof, they shall no longer be eligible to elect that any Loan be priced as a LIBOR Loan for a LIBOR period which would extend beyond June 3, 2003. From and after May 3, 2003, the Borrowers agree that they shall no longer be eligible to elect that any Loan be priced as a LIBOR Loan.

(d)     From and after the Effective Date of this Agreement, the Applicable Margin for all Base Rate Loans shall be one hundred twenty-five (125) basis points (1.25%). Effective as of July 1, 2003, the Applicable Margin for all Base Rate Loans shall be increased to three hundred (300) basis points (3.00%). Accordingly, the definition of "Applicable Margin" set forth in Section 1.6 of the Credit Agreement is hereby amended as set forth above.

(e)     In consideration of this Agreement, and the extension of maturity of Facility No. 1 and Facility No. 2 as herein set forth, the Borrowers agree to pay to Lender an extension fee in the amount of $150,000.00, which fee shall be fully earned by Lender, and shall be due and payable by Borrowers, upon the execution and delivery of this Agreement. In the event that all outstanding Obligations of the Borrowers are paid in full, and all Credit Facilities are terminated in full, on or before June 30, 2003, the Lender agrees that it shall refund the sum of $50,000.00 to the Borrowers.

(f)     From and after the Effective Date of this Agreement, the Loan Documents shall each be construed and interpreted by reference to the foregoing modifications, mutatis mutandis, such that each and every term, covenant, condition and agreement set forth in the Loan Documents shall, to the extent of any direct conflict with the foregoing subsections (a) through (e), be deemed amended as the context may require.

5.     Status of the Loan Documents. Borrowers acknowledge and agree that this Agreement and each of the Amendments shall for all purposes be deemed to constitute "Loan Documents" as that term is defined in the Credit Agreement. Borrowers further acknowledge and agree that, except as expressly set forth in this Agreement, (i) this Agreement is not intended to be, and shall not be deemed or construed to be, a novation or release of the Loan Documents or any of them; (ii) except as expressly provided in this Agreement, this Agreement is not intended to be, and shall not be deemed or construed to be, a modification, amendment, or waiver of the Loan Documents or any of them; (iii) neither this Agreement nor any payments made or other actions taken pursuant to this Agreement shall be deemed to cure the Existing Noncompliance unless and until all sums payable pursuant to the Loan Documents are paid in full; (iv) except as otherwise expressly provided in this Agreement, Lender reserves all available rights and remedies, at law, in equity, and under the Loan Documents, in connection with any default or event of default, including the Existing Noncompliance, whether now existing or hereafter occurring, under the Loan Documents; and (v) all requirements in the Loan Documents for notice by Lender to the Borrowers, or any of them, are hereby waived.

6.     Reaffirmation of Obligations. The Borrowers hereby ratify and affirm all terms and conditions of the Loan Documents (as amended hereby). The Borrowers acknowledge that, as amended and modified by this Agreement: (i) the Loan Documents remain in full force and effect, and (ii) the Loan Documents to which each is a party constitute the legal, valid and binding obligations of the Borrowers, enforceable against each of the Borrowers in accordance with their respective terms. The Borrowers hereby represent and warrant to Lender that as of the date hereof, the Borrowers have no defenses, setoffs, rights of recoupment, counterclaims or claims of any nature whatsoever in respect to the Loan Documents, and to the extent any such defenses, setoffs, rights of recoupment, counterclaims or claims may exist, whether known or unknown, the same are hereby expressly waived, released and discharged. Borrowers represent and warrant to Lender that the Loans continue to be secured by the Loan Documents, and that except with respect to the Existing Noncompliance, no Event of Default or default has occurred and is continuing under the Loan Documents, and no event has occurred or failed to occur that, with the lapse of time, giving of notice or both, would constitute an Event of Default or default under the Loan Documents.

7.     Waiver and Release of Claims. In consideration of the Lender’s execution and delivery of this Agreement, and as a material inducement therefor, effective as of the date of this Agreement the Borrowers do hereby release, remise and discharge Lender and its affiliates, parents, divisions, subsidiaries, successors, predecessors, stockholders, officers, directors, agents, employees, attorneys, successors, and assigns (Lender and such other parties being collectively referred to herein as the "Released Parties"), of and from any and all claims, liabilities, actions, and causes of action, if any, of whatever kind or nature, which have existed or currently exist as of the date of this Agreement, arising out of or in any way connected with any occurrences, acts, omissions, or transactions involving, directly or indirectly, the Loan Agreement, or any of the Obligations, or any other transactions or dealings between the Lender and any of the Borrowers.

8.     Representations and Warranties. Borrowers represent and warrant to Lender that: (i) each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of organization reflected in the heading of this Agreement, and has full power and authority to execute, deliver and perform this Agreement and the other Loan Documents, and the same have been duly authorized pursuant to all requisite corporate action; (ii) this Agreement and the other Loan Documents constitute valid and legally binding obligations of the Borrowers, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, and general principles of equity; (iii) the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, will not and did not violate, conflict with, or constitute any default under any law (including laws relating to usury), government regulation, or any other agreement or instrument binding upon the Borrowers; and (iv) no approval, authorization or other action by, or filing with, any governmental official, board or authority is required in connection with the execution and delivery of this Agreement or any of the other Loan Documents, and the performance of the provisions thereof, except such approvals and authorizations as have been received, such actions as have been taken, and such filings as have been made; and (v) other than the Existing Noncompliance, the Borrowers are not in material breach or violation of any covenant, agreement or other Obligation under the Credit Agreement or any other Loan Document.

9.     Governing Law; Jurisdiction. The validity, interpretation, enforcement and effect of this Agreement and the other Loan Documents (including, without limitation, provisions with respect to interest, late charges, and interest on overdue installments), shall be governed by, and construed according to the laws of, the State of North Carolina. Lender’s principal place of business is located in Jefferson County, Alabama, and the Borrowers agree that this Agreement has been made and delivered to Lender, and shall be held by Lender, at such principal place of business. By execution and delivery of this Agreement, the Borrowers expressly and irrevocably assent and submit to the personal jurisdiction of the state and federal courts presiding in and over Jefferson County, Alabama, in any legal action or proceeding arising under, out of, or in any manner relating to this Agreement or any other Loan Document, and acknowledge that the negotiation, execution and delivery of this Agreement constitute sufficient contacts with the State of Alabama for purposes of independently conferring such jurisdiction. The Borrowers further agree that the exclusive venue of any such legal action or proceeding arising out of or in any manner relating to this Agreement or any other Loan Document shall be in the state and/or federal courts presiding in and over Jefferson County, Alabama, unless Lender shall, at its sole option, elect to bring or permit the maintenance of any such action in another venue, and the Borrowers hereby waive any and all rights under any state or federal law to object to such venue on grounds of forum non conveniens or otherwise.

10.     Waiver of Jury Trial. BORROWERS AND LENDER HEREBY MUTUALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LAWSUIT OR OTHER COURT ACTION RELATED TO THE THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, ANY OBLIGATIONS ARISING THEREUNDER OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, INCLUDING, WITHOUT LIMITATION, IN RESPECT TO ANY CLAIM, COUNTERCLAIM, THIRD-PARTY CLAIM, DEFENSE, OR SET-OFF ASSERTED IN ANY SUCH LAWSUIT OR COURT ACTION. ANY SUCH LAWSUIT OR COURT ACTION SHALL BE TRIED EXCLUSIVELY TO A COURT WITHOUT A JURY. THE BORROWERS SPECIFICALLY ACKNOWLEDGE THAT THEIR EXECUTION OF THIS WAIVER CONSTITUTES A MATERIAL PORTION OF THE CONSIDERATION RECEIVED BY THE LENDER IN EXCHANGE FOR ITS ENTERING INTO THIS AGREEMENT.

11.     Payment of Expenses. Borrowers agree to pay all expenses, including reasonable attorneys’ fees, incurred by Lender in connection with the negotiation and preparation of this Agreement. The Borrowers further agree that they shall pay on demand any and all further out-of-pocket costs or expenses hereafter incurred by Lender in connection with the administration of the Loan Documents and/or the enforcement of the Obligations, including reasonable attorneys’ fees.

12.     Miscellaneous.

(a)     Except as expressly set forth herein, Lender shall not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies under this Agreement or any other Loan Document, and no waiver of any kind shall be valid unless in writing and signed by Lender.

(b)     All rights and remedies of Lender under the terms of this Agreement and the other Loan Documents and applicable statutes or rules of law shall be cumulative and may be exercised successively or concurrently.

(c)     Any provision in this Agreement or of any other Loan Document which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof or thereof.

(d)     This Agreement and the obligations of the Borrowers hereunder shall be binding upon and enforceable against the Borrowers and their respective heirs, administrators, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns, including any subsequent holder of the Notes.

(e)     Lender may, at its option, release any collateral given to secure the Obligations, or release any guarantor from its obligations under any guaranty or surety agreement, and no such release shall impair the Obligations of any Borrower to Lender under this Agreement and the other Loan Documents.

(f)     Section headings are inserted for convenience of reference only and shall be disregarded in the interpretation of this Agreement.

(g)     No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by reason of such party’s having or being deemed to have drafted, structured or dictated the terms of such provision.

(h)     This Agreement may be executed in any number of counterparts bearing the original signatures of one or more of the parties hereto, each of which shall for all purposes be deemed an original, but all of which, taken together, shall constitute one and the same Agreement. It shall not be necessary that all parties execute the same counterpart.

(i)     The Borrowers acknowledge that prior to the execution and delivery of this Agreement they have had full and fair opportunity to review the same with independent legal counsel of their choosing, and that this Agreement has been executed and delivered as a free and voluntary act of the Borrowers, without coercion or duress.

(j)     Time is of the essence of this Agreement and the performance of each of the covenants and agreements contained herein.

[No further text this page; Signature pages follow.]

 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, or have caused the same to be properly executed and delivered, as of the day and year first above written.

BORROWERS:	LENDER:

COMPANY AND SUBSIDIARIES:	LENDER:

SPEIZMAN INDUSTRIES, INC. (SEAL)	SOUTHTRUST BANK (SEAL)

By: /s/ Paul Demmink Paul Demmink Title: Vice PresidentT	By: /s/ Cole Taylor Cole Taylor Title: Vice President

SPEIZMAN YARN EQUIPMENT, INC. (SEAL)

By: /s/ Paul Demmink Paul Demmink Title: Vice President

TODD MOTION CONTROLS, INC. (SEAL)

By: /s/ Paul Demmink Paul Demmink Title: Vice President

WINK DAVIS EQUIPMENT COMPANY, INC. (SEAL)

By: /s/ Paul Demmink Paul Demmink Title: Vice President

STATE OF NORTH CAROLINA)
                                                        )
COUNTY OF MECKLENBURG)

I, L. Gail Gormly, a Notary Public in and for said County in said State, hereby certify that Paul Demmink, whose name as Vice President of SPEIZMAN INDUSTRIES, INC., a Delaware corporation, is signed to the foregoing Forbearance Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal, this 1st day of April, 2003

/s/ L. Gail Gormly NOTARY PUBLIC
[SEAL]
My Commission Expires: November 11, 2005

STATE OF NORTH CAROLINA)
                                                         )
COUNTY OF MECKLENBURG)

I, L. Gail Gormly, a Notary Public in and for said County in said State, hereby certify that Paul Demmink, whose name as Vice President of SPEIZMAN YARN EQUIPMENT, INC., a South Carolina corporation, is signed to the foregoing Forbearance Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal, this 1st day of April, 2003

/s/ L. Gail Gormly NOTARY PUBLIC
[SEAL]
My Commission Expires: November 11, 2005

9

STATE OF NORTH CAROLINA)
                                                        )
COUNTY OF MECKLENBURG)

I, L. Gail Gormly, a Notary Public in and for said County in said State, hereby certify that Paul Demmink, whose name as Vice President of TODD MOTION CONTROLS, INC., a North Carolina corporation, is signed to the foregoing Forbearance Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal, this 1st day of April, 2003

/s/ L. Gail Gormly NOTARY PUBLIC
[SEAL]
My Commission Expires: November 11, 2005

STATE OF NORTH CAROLINA)
                                                        )
COUNTY OF MECKLENBURG)

I, L. Gail Gormly, a Notary Public in and for said County in said State, hereby certify that Paul Demmink, whose name as Vice President of WINK DAVIS EQUIPMENT, INC., a Georgia corporation, is signed to the foregoing Forbearance Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal, this 1st day of April, 2003

/s/ L. Gail Gormly NOTARY PUBLIC
[SEAL]
My Commission Expires: November 11, 2005

STATE OF ALABAMA       )
                                               )
COUNTY OF JEFFERSON)

I, Terri Yavonne Williams, a Notary Public in and for said County in said State, hereby certify that Cole Taylor, whose name as Vice President of SOUTHTRUST BANK is signed to the foregoing Forbearance, and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said SOUTHTRUST BANK.

Given under my hand and seal, this 1st day of April, 2003

/s/ Terri Yavonne Williams NOTARY PUBLIC
[SEAL]
My Commission Expires: February 5, 2005

EXHIBIT A

EBITDA PROJECTIONS